Exhibit 99.1

Co-Diagnostics, Inc. Reports Second Quarter 2025 Financial Results

Salt Lake City, Utah – August 14, 2025 – Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced financial results for the quarter ended June 30, 2025.

Second Quarter 2025 Financial Results:

●	Revenue of $0.2 million, which declined from $2.7 million during Q2 2024 primarily due to timing of grant revenue recognition. The Company did not recognize any grant revenue during the second quarter of 2025

●	Operating expenses of approximately $8.2 million decreased by 19.1% from the prior year second quarter

●	Operating loss of $8.1 million compared to operating loss of $7.7 million in Q2 2024

●	Net loss of $7.7 million, representing a loss of $0.23 per fully diluted share, compared to net loss of $7.6 million representing a loss of $0.25 per fully diluted share in Q2 2024

●	Adjusted EBITDA loss of $7.2 million

●	Cash, cash equivalents, and marketable securities of $13.4 million as of June 30, 2025

Recent Business Highlights:

●	Company remains on track to initiate clinical evaluations for all tests in Co-Dx PCR platform* pipeline before year-end, and is currently training clinical evaluation sites for enhanced COVID-19 test and expect to begin accepting trial participants imminently

Dwight Egan, Chief Executive Officer of Co-Diagnostics, remarked “The investments made during the course of developing the Co-Dx PCR platform from the ground-up have all contributed to the robust manufacturing, development, and regulatory framework required to successfully bring it to market, and we are pleased to report that we remain on track to reach our 2025 development and regulatory milestones. The enhanced COVID-19 test is planned to be the first of four infectious disease PCR test panels submitted for regulatory clearance following completion of the clinical evaluations. We are confident in the quality of our real-time PCR point-of-care platform and believe that the results of our clinical evaluations will position us for strong regulatory submissions in multiple jurisdictions, as we move closer to our near- and long-term commercialization goals.”

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.co-dx.com on the Events & Webcasts page, or accessible directly here

Conference Call: 888-880-3330 (Toll Free) or (646) 357-8766 (Toll)

The call will be recorded and later made available on the Company’s website.

*The Co-Dx PCR platform (including the PCR Home™, PCR Pro™, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not yet available for sale.

About Co-Diagnostics, Inc.

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform and to identify genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, change in fair value of contingent consideration, and realized gain (loss) on investments. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding (i) advancement into clinical evaluations and continued development and regulatory submissions for the Co-Dx PCR platform and (ii) our belief that the platform will play a key role in transforming the global accessibility of diagnostic testing solutions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 27, 2025, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Investor Relations Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARES

 CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$11,115,181	$2,936,544
Marketable investment securities	2,247,638	26,811,098
Accounts receivable, net	210,968	132,570
Inventory, net	1,084,627	1,072,724
Prepaid expenses and other current assets	648,752	1,338,762
Total current assets	15,307,166	32,291,698
Property and equipment, net	2,673,390	2,761,280
Operating lease right-of-use asset	1,668,416	2,114,876
Intangible assets, net	26,101,000	26,101,000
Investment in joint venture	715,861	731,065
Total assets	$46,465,833	$63,999,919
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,635,196	$3,294,254
Accrued expenses	1,008,127	2,562,169
Operating lease liability, current	824,458	915,619
Contingent consideration liabilities, current	197,610	502,819
Deferred revenue	45,857	40,857
Total current liabilities	3,711,248	7,315,718
Long-term liabilities
Income taxes payable	736,933	713,643
Operating lease liability	879,258	1,236,560
Contingent consideration liabilities	-	422,080
Total long-term liabilities	1,616,191	2,372,283
Total liabilities	5,327,439	9,688,001
Commitments and contingencies (Note 10)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 41,031,146 shares issued and 36,182,468 shares outstanding as of June 30, 2025 and 37,902,222 shares issued and 33,053,544 shares outstanding as of December 31, 2024	41,031	37,902
Treasury stock, at cost; 4,848,678 shares held as of June 30, 2025 and December 31, 2024, respectively	(15,575,795)	(15,575,795)
Additional paid-in capital	104,843,320	102,472,210
Accumulated other comprehensive income	134,068	418,443
Accumulated deficit	(48,304,230)	(33,040,842)
Total stockholders’ equity	41,138,394	54,311,918
Total liabilities and stockholders’ equity	$46,465,833	$63,999,919

CO-DIAGNOSTICS, INC. AND SUBSIDIARES

 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended June 30,
	2025	2024
Product revenue	$162,910	$161,102
Grant revenue	-	2,495,738
Total revenue	162,910	2,656,840
Cost of revenue	32,106	212,148
Gross profit	130,804	2,444,692
Operating expenses
Sales and marketing	609,713	1,041,243
General and administrative	2,599,982	3,132,385
Research and development	4,687,459	5,612,691
Depreciation and amortization	291,414	338,335
Total operating expenses	8,188,568	10,124,654
Loss from operations	(8,057,764)	(7,679,962)
Other income, net
Interest income, net	12,158	342,188
Realized gain on investments	340,358	74,165
Gain (loss) on disposition of assets	(9,004)	3,500
Gain (loss) on remeasurement of acquisition contingencies	10,222	(244,116)
Loss on equity method investment in joint venture	(13,760)	(74,503)
Total other income, net	339,974	101,234
Loss before income taxes	(7,717,790)	(7,578,728)
Income tax provision	12,327	20,590
Net loss	$(7,730,117)	$(7,599,318)
Other comprehensive income (loss)
Change in net unrealized gains (losses) on marketable securities, net of tax	(196,585)	144,653
Total other comprehensive income (loss)	$(196,585)	$144,653
Comprehensive loss	$(7,926,702)	$(7,454,665)

Loss per common share:
Basic and Diluted	$(0.23)	$(0.25)
Weighted average shares outstanding:
Basic and Diluted	33,108,399	30,124,696

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

(Unaudited)

Reconciliation of net loss to adjusted EBITDA:

	Three Months Ended June 30,
	2025	2024
Net loss	$(7,730,117)	$(7,599,318)
Interest income, net	(12,158)	(342,188)
Realized gain on investments	(340,358)	(74,165)
Depreciation and amortization	291,414	338,335
(Gain) loss on disposition of assets	9,004	(3,500)
Change in fair value of contingent consideration	(10,222)	244,116
Stock-based compensation expense	580,265	1,499,658
Income tax provision	12,327	20,590
Adjusted EBITDA	$(7,199,845)	$(5,916,472)